Exhibit 10.12

PRIVATE & CONFIDENTIAL

September 15, 2017

Dr. Farhan Taghizadeh
(505) 463-8680
ftaghizadeh@icloud.com

Dear Farhan:

This letter will set forth the principal terms of our offer to you of employment with AVRA Medical Robotics, Inc. (“AVRA” or the “Company”).

Start Date:	September 1, 2017.

Position:	Chief Medical Officer with duties and responsibilities commonly associated with such position, reporting to AVRA’s Chief Executive Officer (“CEO”).

Base Salary:	No base salary will initially be paid. However, upon sufficient funding of the Company, the CEO may decide to begin paying you a monthly base salary, payable in accordance with the Company’s standard payroll practices and subject to applicable withholding taxes. Because your position is exempt from overtime pay, your salary will compensate you for all hours worked. Your base salary will then be reviewed periodically by the CEO and may be increased in amounts and effective as of such dates as determined by the CEO.

Stock Award:	On the Start Date, you will be granted 20,000 shares of restricted common stock. You will also receive 5,000 shares of restricted common stock monthly over three years as long as you remain employed by the Company. The Medical Advisor Agreement dated October 1, 2016 between you and the Company will continue to be in effect.

Benefits:	You will be entitled to participate in such employee benefit packages as may be implemented in AVRA Management’s sole discretion, from time to time during your employment by AVRA.

Expenses:	Normal pre-approved direct business expenses will be covered and payable upon submission of an expense report with receipts.

Term:	Your employment will be “at will,” meaning that either AVRA or you may terminate your employment at any time and for any reason, with or without cause.

Confidentiality:	On or prior to the start date, you will execute the Employee Confidentiality and Work Product Agreement which accompanies this letter.

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If you accept this offer, the terms described in this letter will be the terms of your employment, and this letter supersedes any previous discussions or offers. Any additions or modifications of these terms would have to be in writing and signed by you and an officer of the Company. The terms of this letter and your employment will be governed by the laws of the State of Florida.

If you wish to accept employment with the Company, please indicate so by signing and returning this letter to us by email to info@avramedical.com or fax to +1(407)849-2719. Copies of this letter signed by facsimile or electronic means shall be deemed to be originals and if signed in counterpart, shall be deemed to constitute a single document.

We are excited about the possibility of your joining us. I hope that you will accept this offer and look forward to a productive and mutually beneficial working relationship. Please let me know if I can answer any questions for you about any of the matters outlined in this letter.

Sincerely,

/s/ Barry F. Cohen
Barry F. Cohen
Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ Farhan Taghizadeh
Signature

September 15, 2017
Date

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PRIVATE & CONFIDENTIAL

April 15th, 2019

Dr. Farhan Taghizadeh
(505) 463-8680
ftaghizadeh@icloud.com

Dear Farhan:

This letter is an update to your employment offer agreement dated September 15th, 2019.

The following paragraph is being changed,

From:

Stock Award:	On the Start Date, you will be granted 20,000 shares of restricted common stock. You will also receive 5,000 shares of restricted common stock monthly over three years as long as you remain employed by the Company. The Medical Advisor Agreement dated October 1, 2016 (the “Agreement”) between you and the Company will continue to be in effect.

To:

Stock Award:	On the Start Date, you will be granted 20,000 shares of restricted common stock. You will also receive 5,000 shares of restricted common stock monthly over three years as long as you remain employed by the Company. As of May 1, 2019 the amount of shares of common stock you will receive monthly over three years as long as you remain employed by the Company will increase from 5,000 to 7,000. The Medical Advisor Agreement dated October 1, 2016 between you and the Company will continue to be in effect.

All other terms and conditions of the Agreement remain identical.

Sincerely,

/s/ Barry F. Cohen
Barry F. Cohen
Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ Farhan Taghizadeh
Signature

April 15, 2019
Date

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